EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-36256, 33-38534, 33-42268, 33-45012, 333-12561, and 333-62475 of Pentair Inc. on Form S-8 and No. 333-80159 on Form S-3 of our report dated February 2, 2000 appearing in this Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 8, 2000

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